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                                                                    EXHIBIT 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

    We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 17, 2000, on our audit of the consolidated financial statements of FLAG Telecom Holdings Limited, and our report dated December 30, 1999 on our audits of the consolidated financial statements of FLAG Limited. These reports appear in the registration statement (No. 333-94899) on Form S-1 previously filed by FLAG Telecom Holdings Limited with the Securities and Exchange Commission. We also consent to the references to our firm under the caption ``Experts".

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                                                            /s/ ARTHUR ANDERSEN & CO.
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                                                            Arthur Andersen & Co.
                                                            Hamilton, Bermuda
                                                            February 16, 2000
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